EXECUTION COPY CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [*****] INDICATES THAT INFORMATION HAS BEEN REDACTED. THIS FOURTH AMENDMENT AGREEMENT (the “Amendment Agreement”) is made on 20th April 2023 (the “Effective Date”) between: (1) SOCIÉTÉ NATIONALE DES HYDROCARBURES, a company established and duly incorporated under the laws of the Republic of Cameroon under company registration number RC Yaoundé J-58 with its registered office at P.O. Box 955, Yaoundé, Cameroon, represented for the purposes of this Agreement by its Executive-General Manager (Administrateur Directeur Général), Mr Adolphe Moudiki, duly authorised for the purposes hereof (“SNH”); (2) PERENCO CAMEROON SA, a limited liability company with a board of directors, with a share capital of one hundred and nine thousand and three hundred and seventy-five US Dollars (USD 109,375), established and duly incorporated under the laws of the Republic of Cameroon under company registration number RC/DLA/1982/B/8367, with its registered office at P.O. Box 1225 Douala, Cameroon, represented for this purpose by Mr Armel Simondin duly authorised for the purposes hereof (“Perenco”); (3) GOLAR HILLI CORPORATION, a company established and duly incorporated under the laws of the Marshall Islands, under company registration number 68975, with its registered office located at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960, represented for the purposes of this Agreement by Mr Vincent AUBRY, duly authorised for the purposes hereof (“Golar”); and (4) GOLAR CAMEROON SASU, a simplified limited company with a sole shareholder, with a share capital of CFA Francs ten million (XAF 10,000,000), established and duly incorporated under the laws of the Republic of Cameroon, under company registration number RC/DLA/2015/B/3350, with its registered office located at Avenue de Gaulle 600, Bonanjo, PO Box 1404, Douala, Cameroon, represented for the purposes of this Agreement by Mr Vincent AUBRY, duly authorised for the purposes hereof (“Golar Cam”). SNH, Perenco, Golar and Golar Cam, and their respective successors and permitted assignees (if any), may sometimes individually be referred to throughout this Agreement as a “Party” and collectively as the “Parties” (and, where the context requires, each of SNH and Perenco may together be referred to as a single Party, and each of Golar and Golar Cam may together be referred to as a single Party). RECITALS: (A) The Parties entered into a liquefaction tolling agreement dated 29 November 2017 (as amended by an amendment agreement entered into between the Parties on 15 November 2019, a second amendment agreement entered into between the Parties on 23 March 2021 and a third amendment agreement entered into between the Parties on 22 July 2021, the “LTA”) in connection with the development of a floating liquefied natural gas export project offshore Kribi, in Cameroon. (B) The Parties now wish to further amend the LTA in accordance with the provisions hereof.

EXECUTION COPY NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged it is agreed as follows: 1 DEFINITIONS, INTERPRETATION AND LANGUAGE 1.1 Definitions Unless the context otherwise requires and save as mentioned herein, words and expressions defined in the LTA shall have the same meanings when used in this Amendment Agreement. 1.2 Interpretation References in the LTA to “this Agreement” shall, with effect on and from the Effective Date and unless the context otherwise requires, be references to the LTA as amended and/or supplemented by this Amendment Agreement and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the LTA, shall be construed accordingly. 1.3 Incorporation of certain references Clauses 1.2, 1.3, 31.4 and 31.5 of the LTA shall be deemed to be incorporated in this Amendment Agreement in full, mutatis mutandis. 2 AMENDMENTS TO THE LTA 2.1 The LTA shall be amended with effect on and from the Effective Date as set out in this Clause 2. 2.2 Clause 1.1 of the LTA shall be amended by: (a) Deleting the definition of “Excess Base Capacity” and replacing it with the following: ““Excess Base Capacity” means: (a) for the 2022 Contract Year, the 2022 Excess Base Capacity; (b) for any Contract Year starting on or after 1 January 2024, the 2023+ Excess Base Capacity; or (c) for the 2023 Contract Year, the 2023+ Excess Base Capacity and the 2023 Additional Excess Base Capacity.” (b) Adding the following new definitions in alphabetical order: ““2023 Additional Excess Base Capacity” means an amount of LNG liquefaction capacity over and above (i) the Base Capacity and (ii) the 2023+ Excess Base Capacity, equal to the amount of LNG liquefaction capacity that would have accrued as an Annual Underutilisation Quantity for the 2022 Contract Year (for the avoidance of doubt, subject to the caps set out in Clause 5.1(g)(ii)(A) and (B) but for the provisions of Clause 5.1.(g)(ii)(C), expressed in metric tonnes.” ““2023 Contract Year” means the Contract Year starting on 1 January 2023.”

EXECUTION COPY ““MMBTU 2023 Additional Excess Base Capacity” shall be the MMBTU equivalent of the 2023 Additional Excess Base Capacity and shall be calculated by multiplying the 2023 Additional Excess Base Capacity by [*****].” ““Produced 2023 Additional Excess Base Capacity” means the value, expressed in MMBTUs, of all amounts of LNG conforming to the LNG Specification and made available for Lifting which are accumulated in the LNG Storage Tanks of the FLNG Facility in respect of the 2023 Additional Excess Base Capacity during the 2023 Contract Year, such value not to exceed the MMBTU 2023 Additional Excess Base Capacity. For the avoidance of doubt, the Produced 2023 Additional Excess Base Capacity shall only begin to accrue once amounts of LNG conforming to the LNG Specification in respect of the Base Capacity and 2023+ Excess Base Capacity for the 2023 Contract Year have accumulated in the LNG Storage Tanks of the FLNG Facility and been made available for Lifting during the 2023 Contract Year. The amounts of LNG referred to in this definition shall be evidenced by the value in the column labelled “LNG to tanks” in the daily reports provided by Golar to the Customer under Clause 14.2(b).” 2.3 Clause 5.1(e) of the LTA shall be deleted and replaced with the following: “(e) Provided that the Excess Base Capacity is larger than zero (0) MMTPA, an additional monthly fee (the “Excess Tolling Fee”) shall be payable by the Customer to Golar in arrears in an amount equal to (1) the MMBTU Excess Base Capacity minus (2) for the 2023 Contract Year only, the MMBTU 2023 Additional Excess Base Capacity divided by (3) the Monthly Component and multiplied by (4) the USD price per MMBTU for that calendar month (based on Gross Heating Value), which shall be calculated as follows: (i) For each calendar month in the 2022 Contract Year, the USD price per MMBTU shall be the higher of: A. [*****]; and B. [*****]. (ii) For each calendar month in each Contract Year from and including the Contract Year starting on 1 January 2024 until the end of the Term, the USD price per MMBTU shall be the higher of: A. [*****]; and B. [*****]; and (iii) For each calendar month in the 2023 Contract Year, the USD price per MMBTU shall be the higher of: A. [*****]; and B. [*****]. For the purposes of this Clause 5.1 (e) only: “Additional Volumes Contract Price” means the following USD price per MMBTU:

EXECUTION COPY (TTF x CF x FX) – X Where: “TTF” means in respect of the Pricing Month, the un-weighted arithmetic average of the Midpoint Prices quoted in respect of such Pricing Month in the ICIS Heren European Spotgas Markets report (the “Heren Report”) on each day that such Heren Report is published during the Calculation Period; “Pricing Month” means the relevant calendar month during which Golar has provided the Excess Base Capacity; “Midpoint Prices” means the un-weighted arithmetic average of the Bid and the Offer quoted in the Heren Report in respect of the Pricing Month at the TTF in the table entitled “TTF Price Assessment” in EUR/MWh; “Calculation Period” means the calendar month immediately preceding the Pricing Month during which the Pricing Month is displayed as the front month published by the Heren Report; “CF” means 0.293071 MWh/MMBTU; “FX” means the USD foreign exchange reference rate for Euro (being the value of 1 Euro expressed in USD) as published by Bloomberg under BFIX at 16:00 hours (London time) for the United Kingdom business day immediately following the Calculation Period; and “X” is equal to: (i) [*****] per MMBTU for the 2022 Contract Year and (ii) [*****] per MMBTU for each Contract Year from and including the Contract Year starting on 1 January 2023 for the remainder of the Term. “ETF” means the Excess Tolling Fee in USD per MMBTU. EXAMPLE CALCULATION The following example calculation illustrates the equation set out in paragraph (ii) A. above. Where: - [*****] - CF = 0.293071 - FX = 1.20 - [*****] Additional Volumes Contract Price = [*****] Excess Base Capacity = 0.4 MMTPA MMBTU Excess Base Capacity = 0.4 MMTPA * [*****] [*****]

EXECUTION COPY 2.4 Clause 5.1(g)(ii) shall be deleted and replaced with the following: “(ii) From the Contract Year commencing on 1 January 2020 and each Contract Year thereafter, an "Annual Underutilisation Quantity", expressed in MMBTUs, shall accrue for any Contract Year in which the Annual LNG Utilisation is negative, with the negative amount of Annual LNG Utilisation being converted into an equivalent positive quantity of LNG, expressed in MMBTUs, for the purposes of this Clause 5.l(g), provided that: (A) the Annual Underutilisation Quantity shall only accrue up to a maximum of [*****] of the MMBTU Base Capacity, and if applicable, the MMBTU Excess Base Capacity for the relevant Contract Year; (B) from the 2023 Contract Year, the Aggregate Underutilisation Quantity shall be capped at a total amount equal to (1) [*****] of the MMBTU Base Capacity and, if applicable, the MMBTU Excess Base Capacity for the relevant Contract Year minus (2) the Produced 2023 Additional Excess Base Capacity, so that if such cap is ever exceeded the value of that part of the Annual Underutilisation Quantity accrued in excess of such cap in the relevant Contract Year, and any Annual Underutilisation Quantity accrued in subsequent Contract Years, shall be deemed to be zero (0) MMBTUs; and (C) the Parties confirm and agree that for the 2022 Contract Year, notwithstanding anything to the contrary set out herein, the Annual Underutilisation Quantity shall be deemed to be zero (0) MMBTUs and, for the avoidance of doubt, the Annual Underutilisation Quantity Value shall be deemed to be zero (0) USD.” 2.5 A new Clause 5.1 (h) shall be inserted in Clause 5 of the LTA as follows: “(h) 2023 Additional Excess Base Capacity For the 2023 Contract Year only, Golar shall provide the 2023 Additional Excess Base Capacity. Notwithstanding anything to the contrary set out herein, no additional monthly fee shall be payable by the Customer to Golar in respect of the 2023 Additional Excess Base Capacity.” 2.6 Clause 10.1(a) shall be deleted and replaced with the following: “(a) The Customer shall design, build and operate production facilities (or cause the same to be done) to ensure the supply of Feed Gas to enable Golar to deliver the Base Capacity, the 2022 Excess Base Capacity, the 2023 Additional Excess Base Capacity and, subject to the exercise of the 2023+ Excess Base Capacity Option, the 2023+ Excess Base Capacity in accordance with this Agreement, in the case of the Base Capacity, by no later than the Scheduled Commissioning Start Date, subject to any delay or postponement of such date in accordance with Clause 9.1(b), in the case of the 2022 Excess Base Capacity, by no later than 31 December 2021, in the case of the 2023 Additional Excess Base Capacity, by no later than 31 December 2022, and in the case of the 2023+ Excess Base Capacity, by no later than 31 December 2022, subject to the exercise of the 2023+ Excess Base Capacity Option.”

EXECUTION COPY 3 REPRESENTATIONS AND WARRANTIES 3.1 Each Party represents and warrants that the representations and warranties it gives in clause 21 of the LTA are true and correct as at the date of this Amendment Agreement with reference to the facts and circumstances existing at such date, in relation to both this Amendment Agreement and the LTA as amended by this Amendment Agreement. 3.2 Each Party further represents and warrants that this Amendment Agreement constitutes its legal, valid, binding and enforceable obligations in accordance with its terms. 4 MISCELLANEOUS 4.1 Continuation of LTA Save as amended by this Amendment Agreement, the provisions of the LTA shall continue in full force and effect and each of the LTA and this Amendment Agreement shall be read and construed as one instrument. 4.2 Severance of Invalid Provisions If and for so long as any provision of this Amendment Agreement shall be deemed to be invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other provision of this Amendment Agreement except only so far as shall be necessary to give effect to the construction of such invalidity, and any such invalid provision shall be deemed severed from this Amendment Agreement without affecting the validity of the balance of this Amendment Agreement. 4.3 Counterpart Execution This Amendment Agreement may be executed in any number of counterparts and each such counterpart shall be deemed an original Amendment Agreement for all purposes, provided that no Party shall be bound to this Amendment Agreement unless and until both Parties have executed a counterpart. 5 CHOICE OF LAW AND DISPUTE RESOLUTION 5.1 Choice of Law This Amendment Agreement (and any non-contractual obligations which may arise out of or in connection with it) shall be governed by and construed in accordance with English law, without regard to its rules of conflict of laws that would require the application of laws of a different jurisdiction. 5.2 Arbitration Any Dispute arising out of or in connection with this Amendment Agreement shall be referred to and finally resolved by arbitration under the LCIA Rules (the “Rules”) of the LCIA Court (formerly the London Court of International Arbitration), save that the Parties do not waive their right to any form of appeal to any state court or other legal authority.

EXECUTION COPY 5.3 Procedure for Arbitration (a) The arbitral tribunal shall consist of three (3) arbitrators. The claimant shall nominate one arbitrator; the respondent shall nominate the second arbitrator; and a third arbitrator, who shall serve as chairman, shall be appointed by the LCIA Court within [*****] of the appointment of the second arbitrator. (b) For the avoidance of any doubt, SNH and Perenco shall only be entitled to collectively appoint one arbitrator, and Golar and Golar Cam shall only be entitled to collectively appoint one arbitrator. If SNH or Perenco commences arbitration otherwise than jointly with the other, the arbitrator appointed by it shall be deemed to have been appointed with the agreement of the other. If Golar or Golar Cam commences arbitration otherwise than jointly with the other, the arbitrator appointed by it shall be deemed to have been appointed with the agreement of the other. (c) In the event the claimant or the respondent shall fail to nominate an arbitrator within the time limits specified in the Rules, such arbitrator shall be appointed by the LCIA Court within [*****] of such failure. In the event that both the claimant and the respondent fail to nominate an arbitrator within the time limits specified in the Rules, all three arbitrators shall be appointed by the LCIA Court [*****] of such failure who shall designate one of them as chairman. (d) If both parties so agree, there shall be a sole arbitrator appointed by the LCIA Court within [*****] of such agreement. (e) The seat of arbitration shall be Geneva, Switzerland, and the language of the arbitration shall be English.

EXECUTION COPY EXECUTION PAGE SIGNED for and on behalf of SOCIÉTÉ NATIONALE DES HYDROCARBURES By: /s/ ADOLPHE MOUDIKI Name: ADOLPHE MOUDIKI Position: EXECUTIVE-GENERAL MANAGER SIGNED for and on behalf of PERENCO CAMEROON SA By:/s/ ARMEL SIMONDIN Name: ARMEL SIMONDIN Position: GENERAL MANAGER SIGNED for and on behalf of GOLAR HILLI CORPORATION By:/s/ VINCENT AUBRY Name: VINCENT AUBRY Position: ATTORNEY-IN-FACT SIGNED for and on behalf of GOLAR CAMEROON SASU By: /s/ VINCENT AUBRY Name: VINCENT AUBRY Position: GENERAL MANAGER